Exhibit 99.1
ManTech Announces Financial Results for
Second Quarter of 2015

•	Revenues: $384.4 million, up 4% from first quarter of 2015

•	Operating Income: $21.1 million, up 6% from first quarter of 2015

•	Diluted EPS: $0.33, up 6% sequentially and up 57% year-over-year

•	Book-to-Bill Ratio: 1.8x, with 58% of awards for new work

•	Cash Flow from Operations: $18 million or 1.5 times net income

•	Leveraging the Balance Sheet to Enhance Focus on Cyber and Intelligence Services

FAIRFAX, Va., July 29, 2015 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the second quarter of fiscal year 2015, which ended June 30, 2015.

"ManTech's second quarter results demonstrate positive momentum across all of our key operating metrics," said ManTech Chairman and Chief Executive Officer George J. Pedersen. "Revenues, operating income, operating margin, net income, and earnings per share improved compared to last quarter, and operating margin, net income, and earnings per share improved year-over-year. More importantly, bookings were exceptional, setting the stage for continued growth. Finally, we executed on our plan to invest in growth markets with strategic acquisitions that greatly enhance our position in cyber defense services and the Intelligence Community."

Summary Operating Results

Revenues for the quarter were $384.4 million, up 4% from $370.3 million in the first quarter of 2015. Annualized direct labor was up 7% compared to the first quarter of 2015. Support for Overseas Contingency Operations contributed roughly $30 million in revenues in the quarter, up about $7 million from the first quarter of 2015.

Operating income for the quarter was $21.1 million, up 6% from the first quarter of 2015. Quarterly operating margin of 5.5% increased 10 basis points from the first quarter of 2015 and 30 basis points from the second quarter of 2014. For the quarter net income was $12.5 million and diluted earnings per share were $0.33, both up 6% compared to the first quarter of 2015; net income and diluted earnings per share increased 62% and 57%, respectively, compared to the second quarter of 2014, which included a one-time charge of $10.1 million from redeeming $200 million of Senior Notes.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $18 million or 1.5 times net income. Days sales outstanding (DSO) were 83 days, an improvement of 4 days compared to the first quarter of 2015. As of June 30, 2015, the company had $4 million in cash and cash equivalents and $53 million in outstanding borrowings on its $500 million revolving-credit facility, which provides the company with the financial capacity to pursue acquisitions, issue dividends, and maintain a strong balance sheet.

During the quarter, the company acquired Welkin Associates and Knowledge Consulting Group (KCG) to enhance its position in key growth markets. Welkin delivers mission-centric services in high-end systems engineering and advanced national security technology and business services to its customers across the Intelligence Community and Department of Defense (DoD). KCG provides full lifecycle cyber security solutions in risk assurance, cyber operations, and infrastructure security to identify and manage risk for our nation's most critical infrastructures and institutions. KCG is also at the forefront of cloud security for government agencies as one of the first and most active cyber security companies accredited as a Third-Party Assessment Organization (3PAO) under the FedRAMP Program.

In addition, the company paid $7.9 million, or $0.21 per share, to its common stockholders of record as of June 5, 2015. The Board of Directors has declared that the company will pay a cash dividend of $0.21 per share on September 18, 2015, to all common stockholders of record as of September 4, 2015, as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

After the close of the quarter, the company completed the divestiture of ManTech Cyber Solutions International (MCSI), its commercial software division, to CounterTack. The addition of MCSI's products and intellectual property enhances CounterTack's leadership position in the Endpoint Detection and Response market by combining real-time operating system-level behavioral threat detection with in-memory threat analysis. In exchange, ManTech has become an equity investor in CounterTack, as well as a global distribution partner.

Contract Awards

Contract awards (bookings) totaled $692 million in the quarter, representing a book-to-bill ratio of 1.8. Approximately 58% of the awards were for new business, primarily in the areas of intelligence, cyber security, and systems engineering, creating significant growth momentum for the remainder of the year. Over the trailing 12 months, the book-to-bill ratio is 1.1. Large, single-award contracts contributing to the quarterly bookings include:

•	Defense Intelligence Agency (DIA) IT Support. ManTech was awarded a 5-year, $279 million task order to provide IT modernization and logistics management support to DIA.

•
U.S. Marine Corps Program Manager Marine Intelligence (PMMI) Support. Under a 5-year, $40 million task order, ManTech will provide expertise in research, engineering, science, technology, development, and integration to support PMMI's mission to provide enhanced integrated and interoperable intelligence capabilities to Marine Corps operating forces.

•
Department of Homeland Security (DHS) Continuous Diagnostics and Mitigation (CDM) Program. After acquisition, KCG received a $29 million DHS CDM task order to integrate tools, sensors and Continuous Monitoring as a Service (CMaaS) capabilities. KCG will design, build, and operate a CMaaS solution that integrates with DHS’ information system security risk management process.

•
DHS Science and Technology Directorate Support. DHS awarded ManTech a 3-year, $29 million task order to provide systems engineering services, including development and assessments of program requirements; concepts of operations; alternatives, cost-performance tradeoff, and life-cycle cost analyses; and technology insertion and process improvement assessments.

In addition, the company won several multiple-award indefinite-delivery, indefinite-quantity (IDIQ) contracts that are not included in bookings, several of which provide significant growth opportunities for ManTech:

•
TACOM Strategic Solution Services (TS3). The U.S. Army Contracting Command awarded ManTech the Knowledge-Based Services (KBS) and Equipment-Related Services (ERS) components of the TS3 family of contracts, which provide $2.9 billion in contract ceiling over 5 years. Under the KBS contract suite, ManTech will provide engineering and technical services, logistics management services, management support services, and other professional services. Under the ERS contract suite, ManTech will provide machine, system, and vehicle installation, maintenance, modification, overhaul, and repair.

•
Network-Centric Solutions-2 (NETCENTS-2). Under a 3-year, $960 million contract, ManTech will compete to provide a wide range of information technology (IT) products, solutions, and services for the U.S. Air Force, including network-centric IT, networking, and security; voice, video, and data communications; and system solutions and services.

•
Unmanned Maritime Systems Support (UMSS). ManTech was awarded a 3-year contract with a potential value of $175 million from the U.S. Navy to produce hardware and software for unmanned maritime systems intended to detect mines. Potential services include design, fabrication, installation, test and evaluation, fielding, maintenance, training and configuration.

The company’s backlog of business at the end of quarter was $3.4 billion, up 13% compared to the first quarter of 2015; funded backlog was $0.9 billion, up 3% compared to the first quarter of 2015.

Forward Guidance

The company is revising its expected revenue, net income, and diluted earnings per share as specified in the table below.

Measure	Fiscal 2015 Guidance
Revenue (million)	$1,550 - $1,650
Net Income (million)	$51.0 - $53.3
Diluted Earnings per Share	$1.35 - $1.41

ManTech Chief Financial Officer Kevin M. Phillips said, “I am pleased to see improved financial performance across the company, and we have a clear path to growth spurred by our recent awards and acquisitions in priority markets. Our revenue guidance reflects some delays in contract awards out of our strong pipeline of new opportunities. Our revised earnings guidance assumes a margin profile that reflects the impact of potential material purchases supporting new program expansion. We expect cash collections to remain strong throughout the year, consistent with our enhanced focus on our core services business.”

Conference Call

ManTech executive management will hold a conference call on July 29, 2015, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 73599318. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the intelligence community; the departments of Defense, State, Homeland Security, Energy, Veteran Affairs, and Justice, including the Federal Bureau of Investigation (FBI); the health and space communities; and other U.S. government customers. We provide support to critical national security programs for approximately 50 federal agencies through more than 1,000 current contracts. ManTech's expertise includes cyber; software and systems development; enterprise information technology; multi-discipline intelligence; program protection and mission assurance; systems engineering; test and evaluation (T&E); command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR); training; global logistics and supply chain management; and management consulting. ManTech supports major national missions, such as military readiness and wellness, terrorist threat detection, information security and border protection. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the

Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: adverse changes or delays in U.S. government spending for programs we support due to cost cutting and efficiency initiatives, changing mission priorities or other federal budget constraints generally; failure to compete effectively for new contract awards or to retain existing U.S. government contracts; uncertainty regarding the timing and nature of government action to complete the budget and appropriations process, continue federal government operations or address budgetary constraints or other factors; delays in the competitive bidding process caused by competitors' protests of contract awards received by us or other factors; failure to obtain option awards, task orders or funding under contracts; failure to realize the full amount of our backlog or adverse changes in the timing of receipt of revenues under contracts included in backlog; renegotiation, modification or termination of our contracts; failure to perform in conformity with contract terms or our expectations; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to successfully identify and execute future acquisitions; adverse changes in business conditions that may cause our investments in recorded goodwill to become impaired; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or service failures (including as a result of cyber or other security threats) or employee or subcontractor misconduct; non-compliance with, or adverse changes in, complex U.S. government procurement laws, regulations or processes; failure to maintain strong relationships with other contractors; and adverse results of U.S. government audits or other investigations of our government contracts. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 20, 2015, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	(unaudited)
	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$4,312	$23,781
Receivables—net	355,798	377,156
Prepaid expenses and other	17,679	18,207
Assets held for sale	5,782	—
Total Current Assets	383,571	419,144
Goodwill	919,548	851,640
Other intangible assets—net	164,810	155,250
Employee supplemental savings plan assets	28,500	31,741
Property and equipment—net	23,837	25,743
Other assets	3,878	3,884
TOTAL ASSETS	$1,524,144	$1,487,402
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$112,724	$149,506
Accrued salaries and related expenses	54,225	57,409
Revolving credit facility	52,600	—
Billings in excess of revenue earned	14,578	13,408
Deferred income taxes—current	3,885	3,330
Liabilities held for sale	1,830	—
Total Current Liabilities	239,842	223,653
Deferred income taxes—non-current	74,123	65,103
Accrued retirement	30,611	32,804
Other long-term liabilities	11,140	11,063
TOTAL LIABILITIES	355,716	332,623
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 24,601,903 and 24,423,514 shares issued at June 30, 2015 and December 31, 2014; 24,357,790 and 24,179,401 shares outstanding at June 30, 2015 and December 31, 2014	246	244
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,192,845 and 13,192,845 shares issued and outstanding at June 30, 2015 and December 31, 2014	132	132
Additional paid-in capital	434,112	428,895
Treasury stock, 244,113 and 244,113 shares at cost at June 30, 2015 and December 31, 2014	(9,158)	(9,158)
Retained earnings	743,336	734,873
Accumulated other comprehensive loss	(240)	(207)
TOTAL STOCKHOLDERS’ EQUITY	1,168,428	1,154,779
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,524,144	$1,487,402

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended June 30,		(unaudited) Six months ended June 30,
	2015	2014	2015	2014
REVENUES	$384,378	$463,381	$754,708	$915,414
Cost of services	326,243	399,789	640,392	792,798
General and administrative expenses	37,023	39,522	73,358	78,504
OPERATING INCOME	21,112	24,070	40,958	44,112
Interest expense	(329)	(1,106)	(604)	(5,225)
Interest income	24	31	91	208
Loss on extinguishment of debt	—	(10,074)	—	(10,074)
Other income (expense), net	72	8	(69)	(33)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	20,879	12,929	40,376	28,988
Provision for income taxes	(8,544)	(5,156)	(16,283)	(11,524)
Equity in gains (losses) of unconsolidated subsidiaries	115	(65)	115	(122)
NET INCOME	$12,450	$7,708	$24,208	$17,342
BASIC EARNINGS PER SHARE:
Class A common stock	$0.33	$0.21	$0.65	$0.47
Class B common stock	$0.33	$0.21	$0.65	$0.47
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.33	$0.21	$0.64	$0.47
Class B common stock	$0.33	$0.21	$0.64	$0.47

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Six months ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,208	$17,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,547	15,251
Deferred income taxes	7,493	5,288
Stock-based compensation	2,697	2,249
Gain on sale of property and equipment	(695)	—
Equity in (gains) losses of unconsolidated subsidiaries	(115)	122
Excess tax benefits from exercise of stock options	(58)	(41)
Loss on extinguishment of debt	—	10,074
Loss on retirement of property and equipment	—	221
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	32,105	70,579
Prepaid expenses and other	2,287	223
Contractual inventory	—	3,668
Accounts payable and accrued expenses	(37,375)	(56,588)
Accrued salaries and related expenses	(4,215)	(6,024)
Billings in excess of revenue earned	1,353	(879)
Accrued retirement	(2,193)	(1,743)
Other	3,927	252
Net cash flow from operating activities	43,966	59,994
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses—net of cash acquired	(101,342)	(123,079)
Purchases of property and equipment	(2,240)	(1,749)
Investment in unconsolidated subsidiaries	(750)	(54)
Investment in capitalized software for internal use	(359)	(5,134)
Net cash flow from investing activities	(104,691)	(130,016)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	89,000	80,000
Repayments under revolving credit facility	(36,400)	(25,000)
Dividends paid	(15,754)	(15,646)
Proceeds from exercise of stock options	4,352	1,238
Excess tax benefits from exercise of stock options	58	41
Repayment of senior unsecured notes	—	(207,250)
Debt issuance costs	—	(1,687)
Net cash flow from financing activities	41,256	(168,304)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(19,469)	(238,326)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	23,781	269,001
CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,312	$30,675

ManTech-F

Contact:    ManTech International Corporation
Stuart Davis, (703) 218-8269
stuart.davis@mantech.com